UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2015

MEDICAL TRANSCRIPTION BILLING, CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-192989	22-3832302

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873
(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 10, 2015 (the “Closing Date”), Medical Transcription Billing, Corp. (the “Company”) entered into an Asset Purchase Agreement (the “APA”) with SoftCare Solutions, Inc., a Nevada corporation (“SoftCare”), the U.S. subsidiary of QHR Corporation (TSX-V:QHR) (“QHR”), a publicly traded, Canada-based healthcare technology company. Pursuant to this APA, the Company purchased substantially all of the assets of SoftCare’s clearinghouse, electronic data interchange (EDI), and billing divisions (the “Divisions”).

The Company paid $21,888 for the Divisions, which represented 5% of the trailing twelve months revenue from the customers of the Divisions (the “Acquired Customers”) less closing adjustments totaling $38,127. In addition, on a semiannual basis for three years, the Company will pay QHR 30% of the gross fees earned and collected from the Acquired Customers (the “Revenue Share Payment”); however, the Company’s obligation to make Revenue Share Payments is conditioned upon positive cash flow of the Divisions, as more fully described in the APA. Additionally, after 36 months, the Company will pay QHR an amount equal to 5% of the gross fees earned and received by the Company from the Acquired Customers during the 12 month period beginning on the second anniversary of the Closing Date. Finally, pursuant to the APA, QHR assigned to the Company the receivables of a certain customer amounting to approximately $260,000; while the collectability of the same is unknown, the Company has agreed to pay QHR 50% of any such collected accounts receivable, subject to the positive cash flow condition discussed above and in more detail in the APA.

The APA contains customary representations, warrants and covenants, subject to certain exceptions and limitations. The Company has agreed to use commercially reasonable efforts to maintain and grow the Divisions. The APA also contains covenants to transition specified employees of the Divisions to employment or contractor relationships with the Company. Furthermore, the APA restricts QHR, for a period of five years after the Closing Date, from soliciting the acquired customers or personnel.

The foregoing description of the APA does not purport to be complete and is qualified entirely by reference to the complete text of the Asset Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

The above description and the APA have been included to provide investors and security holders with information regarding the terms of the APA. The representations and warranties in the APA were made for the purpose of allocating risk between the Company, on the one hand, and the Seller, on the other hand, instead of establishing these matters as facts. Investors and security holders are not third-party beneficiaries under the APA and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the APA, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement by and among Medical Transcription Billing, Corp., and SoftCare Solutions Inc., dated July 10, 2015

99	Press Release issued July 14, 2015 by Medical Transcription Billing, Corp.

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SIGNATURE(S)

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Medical Transcription Billing, Corp.

Date: July 14, 2015	By:	/s/ Mahmud Haq
Mahmud Haq
Chairman of the Board and Chief Executive Officer

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